Joint Filer Information

Title of Security:           Common Shares

Issuer & Ticker Symbol:      Aether Sytems Inc. (AETH)

Designated Filer:            Amaranth LLC

Other Joint Filers:          Amaranth Advisors L.L.C.
                             Nicholas M. Maounis

Addresses:                   The principal business office address for each of
                             the above joint filers is One American Lane, Greenwich, Connecticut 06831.

Signatures:




                              AMARANTH ADVISORS L.L.C.


                              By: /s/ Nicholas M. Maounis
                                  ----------------------------------------
                                      Nicholas M. Maounis, Managing Member


                              /s/ Nicholas M. Maounis
                              -----------------------
                                  Nicholas M. Maounis